Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES OPERATIONAL UPDATE FOR ALL BUSINESS SEGMENTS AND REPORTS FISCAL 2013 RESULTS

DENVER, Colorado, May 1, 2013 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its fiscal 2013 results for the year ended January 31, 2013 (“FY2013”).

Operational Update

•                  E&P current production of approx. 3,700 Boepd net produced volumes (3,200 Boepd net sold volumes), based on a 21-day average; Caliber Midstream (“CLBR”) gas processing expected in-service August 2013

•                  Projected average Q1 fiscal 2014 production of approximately 2,550 Boepd

•                  Operating three-rigs in North Dakota; adding a fourth operated rig for a three to four well program during summer months; no change to existing capex budget

•                  Five operated wells completed in Q1 fiscal 2014

•                  Eight to ten operated wells planned for completion in Q2 fiscal 2014

•                  Syndicated credit facility with an initial $110 million borrowing base

•                  RockPile Energy Services (“RPES”) generated approximately $24 - $26 million of stand-alone revenue in Q1 fiscal 2014

•                  Staffing and equipment for second spread and wire-line on schedule for Q2 fiscal 2014 operations

•                  Current completion backlog of approximately 12 — 15 wells

•                  CLBR generated approximately $2.9 million in stand-alone revenue in Q1 fiscal 2014

•                  Commenced freshwater operations with pipeline delivered volumes

•                  SWD, oil and gas processing facilities build-out on schedule

Financial Results for Fiscal Year 2013, ended January 31, 2013

*E&P Adj.-EBITDA does not include TPC (parent company) cash G&A expense of $4.4 million

•                  FY2013 stand-alone revenue and adjusted-EBITDA(1)(2)

FY2013	Revenue	y/y % Change	Adj.-EBITDA	y/y % Change
E&P	$39.4	385%	$24.8	n/a
RockPile	$57.2	n/a	$10.5	n/a
Caliber	$0.0	n/a	$0.0	n/a
Total	$96.6		$35.3

*Dollars in U.S. millions

•                  Q4 FY2013 stand-alone revenue and adjusted-EBITDA(1)(2)

Q4 FY2013	Revenue	y/y % Change	Adj.-EBITDA	y/y % Change
E&P	$16.4	370%	$10.1	n/a
RockPile	$25.2	n/a	$6.3	n/a
Caliber	$0.0	n/a	$0.0	n/a
Total	$41.7		$16.4

*Dollars in U.S. millions

Summary of Fiscal Year 2013 Highlights

•                  Increased sales volume to 488 Mboe (+415% y/y)

•                  Increased proved reserves to 14.6 MMboe (890% y/y)

•                  Total proved reserves PV-10 value of $225 million (+660% y/y)

•                  Reserves consist of approximately 86% crude oil

•                  Reserve replacement of approximately 2,700%

•                  RPES generated $57.2 million in stand-alone revenue

Change in Accounting Practice

•                  SEC regulation under full-cost accounting governs RPES income recognition in the following three scenarios:

•                  RPES provides services to Triangle E&P operated well: prohibits recognition of income, even for third-party interests in wells, and reduces full cost pool

•                  RPES provides services to another operator in which Triangle E&P has no interest in the well: income is recognized

•                  RPES provides services to a third-party operator in which Triangle E&P has a minority interest in the well: under some circumstances, limited income recognition permitted

•                  No cash impact to RPES stand-alone financial statements

•                  Reference Triangle’s fiscal 2013 Form 10-K and Q3 fiscal 2013 Form 10-Q/A for additional information

FY2013 and Q4 Summary Consolidated Statement of Operations

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Revenues
Oil and natural gas sales	$16,492	$3,535	$39,614	$8,136
Pressure-pumping services*	7,409	—	20,747	—
Other	128	—	340	—
Total Revenues	24,029	3,535	60,702	8,136
Costs and Expenses
Oil and gas operating expenses (incl. production taxes)	3,608	1,023	8,210	2,459
Pressure-pumping operating expenses*	5,863	—	16,605	—
Depletion, depreciation and amortization	5,757	1,540	15,081	3,114
E&P stock-based compensation	1,544	2,011	5,849	7,567
RPES stock-based compensation	617	—	617	—
E&P cash G&A expenses	3,885	3,577	11,195	9,025
RPES cash G&A expenses	5,570	340	11,130	340
Other	12	10,383	184	10,605
Total operating expenses	26,857	18,874	68,872	33,111

Operating Income (Loss)	(2,828)	(15,339)	(8,170)	(24,975)

Other Income (Expense)	(6,325)	255	(6,314)	552

Net Loss Before Income Taxes	(9,153)	(15,084)	(14,484)	(24,423)
Income tax provision	—	—	—	—
Net Income (Loss)	$(9,153)	$(15,084)	$(14,484)	$(24,423)
Noncontrolling interest’s net loss share	98	116	724	145
Net Income (Loss) Attributable to Common Stockholders	$(9,055)	$(14,968)	$(13,760)	$(24,278)

*includes intercompany eliminations; reference Note 4 — Segment Reporting in our FY2013 Form 10-K for additional details

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a current strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. Triangle has acquired approximately 86,000 net acres in the Williston Basin. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call today, May 1, 2013 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s fourth quarter fiscal year 2013, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (877) 546-5021 (participant passcode # 17578310). International parties may dial-in using (857) 244-7553 (participant passcode # 17578310). The company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through May 8, 2013 at (888) 286-8010 (participant passcode # 56069856). For international participants, the encore dial-in number is (617) 801-6888 (participant passcode # 56069856).

Use of Segment Information and Non-GAAP Measures

(1)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented adjusted-EBITDA, by segment, because it regularly reviews adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.  Most of Triangle’s consolidated interest expense relates to debt of the consolidated parent.

The total of adjusted-EBITDA by segment is not indicative of Triangle’s consolidated adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) the aforementioned intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The adjusted-EBITDA measures presented in the Tables may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization.  Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(2)         The Company often provides financial metrics for each of Triangle’s three segments of operation.  Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differs from Triangle’s consolidated revenues for the corresponding reporting period.  Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RPES services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RPES’s performance as a stand-alone company without eliminating, on a consolidated basis, certain revenues attributable to completion services for Triangle’s economic interests in new wells operated by Triangle.

Reconciliation of Net Income (Loss) to adjusted-EBITDA

*E&P Adj.-EBITDA does not include TPC (parent company) cash G&A expense of $4.4 million

•                  E&P stand-alone adjusted-EBITDA(1)(2)

	Q4 FY 2013	FY 2013
Net income (loss)	$(834)	$4,956
DD&A	5,254	13,578
Interest expense (income)	152	160
Stock-based compesation	587	2,507
Other non-cash items	4,982	3,591
Adjusted-EBITDA	$10,141	$24,792

•                  RPES stand-alone adjusted-EBITDA(1)(2)

	Q4 FY 2013	FY 2013
Net income (loss)	$476	$3,074
DD&A	1,235	2,857
Stock-based compensation	617	617
One-time start-up costs	3,935	3,935
Other non-cash items	—	—
Adjusted-EBITDA	$6,263	$10,483

Forward-Looking Statements Disclosure

Certain statements in this press release regarding strategic plans, expectations and objectives for future operations or results are “forward-looking statements” as defined by the Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in the Company’s annual report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission.  Factors that could cause differences include, but are not limited to, history of losses; speculative nature of oil and natural gas exploration, particularly in the Bakken Shale and Three Forks formations on which the Company is focused; changes in estimates of proved reserves; substantial capital requirements and inability to access additional capital; reductions in the borrowing base under the Company’s credit facility; reallocations or reductions in the fiscal 2014 capital budget; inability to meet the drilling schedule; changes in tax regulations applicable to the oil and natural gas industry; results of acquisitions; relationships with partners and service providers; inability to acquire additional leasehold interests or other oil and natural gas properties; defects in title to the Company’s oil and natural gas interests; inability to manage growth in the Company’s businesses, including the business of RockPile Energy Services and Caliber Midstream; inability to control properties that the Company does not operate; lack of diversification; competition in the oil and natural gas industry; global financial conditions; oil and natural gas realized prices; future production and development costs; inability to market and distribute oil and natural gas produced; delays or complications in Caliber Midstream’s construction operations; seasonal weather conditions; government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations; cybersecurity risks; aboriginal claims; uninsured or underinsured risks; the effect of the Company’s commodity derivative instruments; and material weakness in internal accounting controls.  The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com